EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130363 on Post-Effective Amendment No. 1 to Form S-3 on Form S-1 of Sun American Bancorp of our report dated March 27, 2007 on the financial statements of Independent Community Bank appearing in the 2006 Audited Financial Statements of Independent Community Bank and to the reference to us under the heading “Experts” in this Registration Statement.

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

August 27, 2007